Exhibit D-2

                                STATE OF ALABAMA
                        ALABAMA PUBLIC SERVICE COMMISSION
                                  P.O. BOX 991
                         MONTGOMERY, ALABAMA 36101-0991

JIM SULLIVAN, PRESIDENT                                    WALTER L. THOMAS, JR.
JAN COOK, ASSOCIATE COMMISSIONER                           SECRETARY
GEORGE C. WALLACE, JR. ASSOCIATE COMMISSIONER

SOUTHERN ELECTRIC GENERATING COMPANY,        PETITION: For authority to borrow
                  Petitioner                 upon issuance of promissory notes
                                             and commercial paper in aggregate
                                             principal amount not to exceed
                                             $80,000,000 at any one time
                                             outstanding.



                                             Informal Docket U-4368

                                      ORDER
BY THE COMMISSION:

         On October 10, 2001, Southern Electric Generating Company filed with the Commission its petition seeking authority to borrow upon the issuance of promissory notes and to issue and sell its commercial paper notes from time to time on or prior to December 31, 2003.

         Petitioner proposes that the maximum aggregate principal amount of promissory notes and commercial paper notes at any one time outstanding under this program shall not exceed $80,000,000. Promissory notes evidencing such borrowings and commercial paper notes would be issued from time to time and be renewed from time to time on or prior to December 31, 2003, as funds may be required by Petitioner. The promissory notes and commercial paper notes are to be dated the date of borrowings and to mature not more than ten years after the date of issue.

         After consideration by the Commission of the purposes and uses of the proposed issues of securities and the proceeds thereof, and after full consideration of the petition and of the information submitted in accordance with the statutes in such cases made and provided, including information furnished the Commission in previous dockets and regular reporting, the Commission finds that the requested issue and sale of Petitioner's notes and commercial paper notes:

          (a) is for lawful objects within the corporate purposes of the Petitioner;

          (b)  is compatible with the public interest;

          (c) is necessary, appropriate for and consistent with, the proper performance by Petitioner of its service to the public as such utility and will not impair its ability to perform that service; and

          (d)  is reasonably necessary and appropriate for such purposes.

IT IS, THEREFORE, ORDERED BY THE COMMISSION:

     (1) That the prayer of the Petitioner asking for the aforementioned authority to borrow upon promissory notes and issue commercial paper notes from time to time on or prior to December 31, 2003, for the objects and purposes and upon the terms hereinabove set forth and described in the petition, with maximum aggregate principal amount of such promissory notes and commercial paper notes at any time outstanding not to exceed $80,000,000 to be and the same is, hereby, granted, all the aforesaid securities to be in addition to the securities heretofore authorized by this Commission;

     (2) The purpose for which such securities or the proceeds thereof may be used by Petitioner shall be set forth in the Petition, viz., to reimburse its treasury for expenditures incurred in connection with the construction of facilities at the Ernest C. Gaston Steam Plan and to pay at maturity from time to time outstanding notes incurred for such purposes and for other corporate purposes of Petitioner, including provisions for such other lawful obligations, including the payment of taxes, as may arise in the conduct of the usual course of Petitioner's business as a public utility;

     (3) The purchaser or purchasers of the securities hereby authorized to be issued and sold shall be under no obligation to ascertain the net amount of proceeds obtained by Petitioner for such securities or to ascertain compliance by Petitioner with any other provisions of this order, this order being, as far as purchasers are concerned, full authority for Petitioner to issue and sell such securities; (4) That Petitioner comply fully with Code of Alabama 1975, ss.37-4-11 and ss.37-4-15, with respect to the reporting of the borrowings herein authorized, on a quarterly basis.

     Jurisdiction in this cause is hereby retained for any further order or orders this Commission may find just and reasonable in the premises.

     IT IS FURTHER ORDERED, That this order be and is effective on the date hereof.

     DONE at Montgomery, Alabama, this 5th day of November, 2001.

                                     ALABAMA PUBLIC SERVICE COMMISSION


                                     /S/ JIM SULLIVAN
                                     JIM SULLIVAN, PRESIDENT




                                     /S/ JAN COOK
                                     JAN COOK, COMMISSIONER



                                     /S/ GEORGE C. WALLACE, JR.
                                     -----------------------------------
                                     GEORGE C. WALLACE, JR. COMMISSIONER

ATTEST:  A True Copy


/S/ WALTER L. THOMAS, JR.
------------------------------------
WALTER L. THOMAS, JR., SECRETARY